Exhibit 99.1

American Express Global Business Travel Reports Q3 2022 Financial Results and Reiterates Full-Year 2022 Guidance

NEW YORK – November 10, 2022 – American Express Global Business Travel, which is operated by Global Business Travel Group, Inc. (NYSE: GBTG) (“Amex GBT” or the “Company”), the world’s leading B2B travel platform, today announced financial results for the third quarter ended September 30, 2022.

Q3 2022 Highlights

Strong Revenue and Earnings Trends

•	Revenue increased 147% to $488 million compared to Q3 2021.
•	Revenue recovery reached 72% of 2019 pro forma[1] revenue, up from 65% in Q2 2022.
•	Adjusted EBITDA[2] totaled $41 million. Adjusted EBITDA[2] fall-through on year-over-year revenue growth versus 2021 pro forma[1] was 67%. Net loss totaled ($73) million.
•	Transaction recovery reached 71% of 2019 pro forma[1] transaction levels in Q3 2022, up versus 69% in Q2 2022, and momentum continued into October 2022 with transaction recovery at 76%[3] versus 2019 pro forma[1].
•	On track to deliver full-year 2022 guidance for revenue of $1.8 billion to $1.85 billion and full-year Adjusted EBITDA of $90 million to $100 million.

Business Travel Recovery Has Strong Momentum

•	Amex GBT transaction recovery driven by industry recovery, new wins and SME growth.
•	SME transaction recovery reached 80% of 2019 pro forma[1] transaction levels in Q3 2022.
•	Post-Labor Day demand drove a 43% increase in absolute transaction volume from July 2022 to September 2022 to reach the strongest volumes seen post-pandemic.

A Significant Runway for Growth

•	New wins momentum continues. Pro forma[1] New Wins Value over the last 12 months through the end of October 2022 totaled $4.1 billion, representing 11% of 2019 pro forma[1] TTV.

•	Winning in SME. Pro forma[1] SME New Wins Value over the last 12 months through the end of October 2022 totaled $2.5 billion, of which approximately 25% came from unmanaged SME customers.
•	Customer retention remained stable at 95% over the last 12 months through the end of October 2022.

Delivering Egencia Synergies & Cost Savings

•	$109 million in total Egencia synergies expected.
•	On track to exceed the expected Egencia synergies target of $25 million in full-year 2022.
•	Based on actions completed to date, achieved 70% of expected synergies.
•	80% of $235 million permanent cost savings initiatives currently realized.

Paul Abbott, Amex GBT Chief Executive Officer, stated: “Our third quarter results provide yet another proof point of our business momentum and progress toward our financial and strategic objectives. Travel demand strengthened meaningfully post-Labor Day, with September transaction volumes up 43% versus July. The recovery continued to gain momentum in October with transaction recovery reaching 76%. Additionally, our SME growth strategy continues to gain momentum. Of our $4.1 billion of total new wins value over the past twelve months, $2.5 billion is from new SME customers. Of this, approximately 25% by value and 50% by number of new wins are customers whose travel programs were previously unmanaged. Our third quarter results and ongoing momentum give us confidence in delivering our full-year 2022 guidance.”

1 Pro forma assumes Egencia, Ovation and DER acquisitions completed on January 1, 2019, presented with a constant currency adjustment.

2 Adjusted EBITDA is a non-GAAP financial measure. Please refer to the section below titled “Non-GAAP Financial Measures” for more information.

3 October transaction recovery is workday adjusted.

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Third Quarter 2022 Financial Summary

	Three Months Ended
	September 30,		%
(in millions, except percentages; unaudited)	2022	2021	B/(W)
Total Transaction Value (TTV)	$6,585	$1,778	270%
Transaction Growth	207%	137%
Revenue	$488	$197	147%
Travel Revenue	$387	$120	224%
Product & Professional Services Revenue	$101	$77	29%
Total operating expenses	$533	$321	(66)%
Net loss	$(73)	$(106)	30%
Net cash used in operating activities	$(81)	$(107)	24%
EBITDA[4]	$(12)	$(90)	87%
Adjusted EBITDA[2]	$41	$(75)	154%
Adjusted Operating Expenses[5]	$446	$272	(64)%
Free Cash Flow[6]	$(112)	$(117)	4%

Third Quarter 2022 Financial Highlights

Results for the third quarter ended September 30, 2022 include Egencia, which was acquired on November 1, 2021.

Revenue increased $291 million, or 147%, versus the same period in 2021. Within this, Travel Revenue increased $267 million, or 224%, due to incremental revenue of $95 million resulting from the Egencia consolidation and $172 million primarily resulting from Transaction Growth driven by the continued recovery in business travel from the COVID-19 pandemic. Product and Professional Services Revenue increased $24 million, or 29%, primarily due to increased Meetings and Events revenue driven by strengthening demand. Pro forma for the acquisition of Egencia, total third quarter 2022 revenue increased 101% from the third quarter of 2021.

Total operating expense increased $212 million, or 66%, primarily due to the inclusion of Egencia’s operating expenses in the third quarter of 2022, increased cost of revenue to support the rise in the volume of transactions, higher general and administrative costs, increased technology and content expenses, higher sales and marketing costs and increased depreciation and amortization.

Adjusted EBITDA2 improved by $116 million, or 154%, primarily due to revenue growth, partially offset by increased Adjusted Operating Expenses. Pro forma for the acquisition of Egencia, third quarter 2022 Adjusted EBITDA improved by $163 million compared to the third quarter of 2021.

Net loss improved $33 million, or 30%, primarily due to a decrease in operating loss partially offset by a lower benefit from income taxes and higher interest expense. Pro forma for the acquisition of Egencia, third quarter 2022 net loss improved by $93 million compared to the third quarter of 2021.

4 EBITDA is a non-GAAP financial measure. Please refer to the section below titled “Non-GAAP Financial Measures” for more information.

5 Adjusted Operating Expenses is a non-GAAP financial measure. Please refer to the section below titled “Non-GAAP Financial Measures” for more information.

6 Free Cash Flow is a non-GAAP financial measure. Please refer to the section below titled “Non-GAAP Financial Measures” for more information.

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Adjusted Operating Expenses5 increased $174 million, or 64%, primarily due to the inclusion of Egencia’s operating expenses in the third quarter of 2022, increased cost of revenue to support the rise in the volume of transactions, higher general and administrative costs, increased technology and content expenses and higher sales and marketing costs.

Net cash used in operating activities decreased $26 million, or 24%, primarily due to the reduction in operating loss, partially offset by cash utilized for working capital driven by the continued business travel recovery.

Free Cash Flow6 increased $5 million, or 4%, primarily due to the decrease in net cash used in operating activities, partially offset by increased cash outflow for the purchase of property and equipment.

Net Debt7: As of September 30, 2022, total debt was $1,221 million as compared to $1,023 million as of December 31, 2021. Net Debt was $909 million as of September 30, 2022 compared to Net Debt of $507 million as of December 31, 2021. The increase in Net Debt was primarily driven by a $198 million increase in total debt primarily due to borrowing under the delayed draw term loan commitments and a $204 million decrease in cash and cash equivalents.

Reiterated Full-Year 2022 Guidance

Full-Year 2022 Guidance
Revenue	$1.8B – $1.85B
% of 2019 Pro Forma[1] Revenue	64% – 65%
Adjusted EBITDA[2]	$90M – $100M
Adjusted EBITDA Margin[8]	~5%

The Company’s 2022 guidance considers various material assumptions. Because the guidance is forward-looking and reflects numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the business of Amex GBT, all of which are difficult to predict and many of which are beyond the control of Amex GBT, actual results may differ materially from the guidance due to a number of factors, including the ultimate inaccuracy of any of the assumptions described above and the risks and other factors discussed in the section entitled “Forward-Looking Statements” below and the risk factors in the Company’s SEC filings.

The Company has not provided a quantitative reconciliation of Adjusted EBITDA guidance to forecasted GAAP net income (loss) within this earnings release because the Company cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability and complexity of the adjusting items that would be excluded from Adjusted EBITDA guidance. Such adjustments are for items that are not indicative of the Company’s core operations and include restructuring and integration charges, mergers and acquisition costs, equity-based compensation, certain fair value measurements, including those related to fair value of earnouts, foreign exchange gains (losses), impairments of long-lived assets and corresponding income taxes. Further, the Company continuously evaluates its capital and debt structure that could impact interest payments. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of the Company’s business operations. The exact amount of these adjustments is not currently determinable but may be significant.

7 Net Debt is a non-GAAP financial measure. Please refer to the section below titled “Non-GAAP Financial Measures” for more information.

8 Adjusted EBITDA Margin is a non-GAAP financial measure. Please refer to the section below titled “Non-GAAP Financial Measures” for more information.

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Completion of Warrant Exchange Offer and Consent Solicitation and Update on Public Float

On October 12, 2022, the Company completed its previously announced exchange offer and consent solicitation relating to its outstanding public and private warrants. With the completion of the exchange offer and consent solicitation, the Company has increased the number of shares of common stock available for trading, eliminated all of the warrants and simplified the Company’s capital structure.

Holders of the warrants that were tendered prior to the expiration of the exchange offer and consent solicitation received 0.275 shares of Class A common stock in exchange for each warrant tendered. On October 31, 2022, the Company acquired and retired all remaining untendered warrants in exchange for Class A common stock at an exchange ratio of 0.2475 shares of Class A common stock for each untendered warrant. The Company issued 10,808,510 shares of Class A common stock in exchange for the warrants tendered in the exchange offer.

Additionally, the Company has in place an effective registration statement covering the resale by holders of certain of its securities. This includes approximately 32 million shares of Class A common stock issued in connection with the PIPE investment that are currently eligible for sale on the registration statement as well as approximately 394 million shares of Class A common stock, issuable upon the exchange of Class B common stock held by legacy shareholders, that are eligible for sale in the fourth quarter of 2022 when the contractual lockup on these shares expires on November 23, 2022. To the extent these holders choose to resell their securities, the Company expects that this will improve public float and the efficiency of trading in its stock.

Webcast Information

Amex GBT will host its third quarter 2022 investor conference call today at 9:00 a.m. E.T. The live webcast and accompanying slide presentation can be accessed on the Amex GBT Investor Relations website at investors.amexglobalbusinesstravel.com. A replay of the event will be available on the website for at least 90 days following the event.

Glossary of Terms

See the “Glossary of Terms” for the definitions of certain terms used within this press release.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”) in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Expenses, Free Cash Flow and Net Debt. See “Non-GAAP Financial Measures” below for an explanation of these non-GAAP financial measures and “Tabular Reconciliations for Non-GAAP Financial Measures” below for reconciliations of the non-GAAP financial measures to the comparable GAAP measures.

About American Express Global Business Travel

American Express Global Business Travel is the world’s leading B2B travel platform, providing software and services to manage travel, expenses, and meetings & events for companies of all sizes. We have built the most valuable marketplace in B2B travel to deliver unrivalled choice, value and experiences. With travel professionals in more than 140 countries, our customers and travelers enjoy the powerful backing of American Express Global Business Travel.

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Visit amexglobalbusinesstravel.com for more information about Amex GBT. Follow @amexgbt on Twitter, LinkedIn and Instagram.

Contacts

Media:

Martin Ferguson

Vice President Global Communications and Public Affairs, American Express Global Business Travel

martin.ferguson@amexgbt.com

Investors:

Barry Sievert

Vice President Investor Relations, American Express Global Business Travel

investor@amexgbt.com

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GLOBAL BUSINESS TRAVEL GROUP, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in $ millions, except share and per share data)	2022	2021	2022	2021
Revenue	$488	$197	$1,324	$476
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	217	127	589	304
Sales and marketing	81	51	235	139
Technology and content	98	63	283	179
General and administrative	94	42	248	122
Restructuring	(2)	4	(5)	(5)
Depreciation and amortization	45	34	134	104
Total operating expenses	533	321	1,484	843
Operating loss	(45)	(124)	(160)	(367)
Interest expense	(26)	(13)	(69)	(37)
Fair value movement on earnouts and warrants derivative liabilities	(6)	—	30	—
Other (loss) income, net	(5)	—	(3)	5
Loss before income taxes and share of losses from equity method investments	(82)	(137)	(202)	(399)
Benefit from income taxes	10	31	39	126
Share of losses from equity method investments	(1)	—	(3)	(2)
Net loss	(73)	(106)	(166)	(275)
Less: net loss attributable to non-controlling interests in subsidiaries	(53)	(106)	(167)	(275)
Net (loss) income attributable to the Company’s Class A common stockholders	$(20)	$—	$1	$—
Basic (loss) earnings per share attributable to the Company’s Class A common stockholders	$(0.43)		$0.02
Weighted average number of shares outstanding - Basic	48,867,969		48,867,969
Diluted loss per share attributable to the Company’s Class A common stockholders	$(0.43)		$(0.38)
Weighted average number of shares outstanding - Diluted	48,867,969		443,316,450

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GLOBAL BUSINESS TRAVEL GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in $ millions except share and per share data)	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$312	$516
Accounts receivable (net of allowances for doubtful accounts of $10 and $4 as of September 30, 2022 and December 31, 2021, respectively)	781	381
Due from affiliates	48	18
Prepaid expenses and other current assets	157	137
Total current assets	1,298	1,052
Property and equipment, net	217	216
Equity method investments	13	17
Goodwill	1,148	1,358
Other intangible assets, net	647	746
Operating lease right-of-use assets	53	59
Deferred tax assets	279	282
Other non-current assets	45	41
Total assets	$3,700	$3,771
Liabilities, preferred shares, and stockholders’ equity
Current liabilities:
Accounts payable	$339	$137
Due to affiliates	66	41
Accrued expenses and other current liabilities	409	519
Current portion of operating lease liabilities	18	21
Current portion of long-term debt	3	3
Total current liabilities	835	721
Long-term debt, net of unamortized debt discount and debt issuance costs	1,218	1,020
Deferred tax liabilities	11	119
Pension liabilities	253	333
Long-term operating lease liabilities	53	61
Earnouts and warrants derivative liabilities	127	—
Other non-current liabilities	34	23
Total liabilities	2,531	2,277
Preferred shares (par value €0.00001; 3,000,000 shares authorized; 1,500,000 shares issued and outstanding as of December 31, 2021)	—	160
Stockholders’ equity:
Voting ordinary shares (par value €0.00001; 40,000,000 shares authorized; 36,000,000 shares issued and outstanding as of December 31, 2021)	—	—
Non-Voting ordinary shares (par value €0.00001; 15,000,000 shares authorized; 8,413,972 shares issued and outstanding as of December 31, 2021)	—	—
Profit Shares (par value €0.00001; 800,000 shares authorized, issued and outstanding as of December 31, 2021)	—	—
Class A common stock (par value $0.0001; 3,000,000,000 shares authorized; 56,945,033 shares issued and outstanding as of September 30, 2022)	—	—
Class B common stock (par value $0.0001; 3,000,000,000 shares authorized; 394,448,481 shares issued and outstanding as of September 30, 2022)	—	—
Additional paid-in capital	259	2,560
Accumulated deficit	(148)	(1,065)
Accumulated other comprehensive loss	(35)	(162)
Total equity of the Company’s stockholders	76	1,333
Equity attributable to noncontrolling interest in subsidiaries	1,093	1
Total stockholders’ equity	1,169	1,334
Total liabilities, preferred shares, and stockholders’ equity	$3,700	$3,771

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GLOBAL BUSINESS TRAVEL GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
	September 30,
(in $ millions)	2022	2021
Operating activities:
Net loss	$(166)	$(275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	134	104
Deferred tax benefit	(41)	(126)
Equity-based compensation	23	1
Fair value movements on earnouts and warrants derivative liabilities	(30)	—
Other non-cash	24	(2)
Pension contributions	(25)	(18)
Proceeds from termination of interest rate swap derivative contract	23	—
Changes in working capital, net of effects from acquisition
Accounts receivables	(478)	(62)
Prepaid expenses and other current assets	(55)	52
Due from affiliates	(31)	4
Due to affiliates	26	5
Accounts payable, accrued expenses and other current liabilities	206	(26)
Net cash used in operating activities	(390)	(343)
Investing activities:
Purchase of property and equipment	(73)	(28)
Business acquisition, net of cash acquired	—	(53)
Net cash used in investing activities	(73)	(81)
Financing activities:
Proceeds from reverse recapitalization, net	269	(4)
Redemption of preference shares	(168)	—
Proceeds from issuance of preferred shares	—	150
Proceeds from senior secured term loans	200	150
Repayment of senior secured term loans	(2)	(6)
Repayment of finance lease obligations	(2)	(2)
Payment of lender fees and issuance costs for senior secured term loans facilities	—	(7)
Payment of deferred consideration	(4)	—
Capital distributions to stockholders	—	(1)
Net cash from financing activities	293	280
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30)	(4)
Net decrease in cash, cash equivalents and restricted cash	(200)	(148)
Cash, cash equivalents and restricted cash, beginning of period	525	593
Cash, cash equivalents and restricted cash, end of period	$325	$445
Supplemental cash flow information:
Cash received for income taxes (net of payments)	$(1)	$—
Cash paid for interest (net of interest received)	$66	$35
Dividend accrued on preferred shares	$8	$5
Non-cash additions for operating lease right-of-use assets	$10	$14
Deferred offering costs accrued	$—	$8

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Glossary of Terms

“B2B” refers to business-to-business.

“Customer retention rate” is calculated based on Total Transaction Value (TTV) and includes Egencia.

“PIPE” refers to Private Investment in Public Equity.

“Pro Forma New Wins Value” refers to expected annual average value over the contract term from new client wins based on 2019 spend and includes Egencia.

“Registration Statement” refers to the Registration Statement (File No. 333-267339) filed by Amex GBT which was declared effective by the SEC on October 3, 2022.

“SME” refers to clients Amex GBT considers small-to-medium-sized enterprises, which Amex GBT generally defines as having an expected annual spend on air travel of less than $20 million. This criterion can vary by country and client needs.

Total Transaction Value (or TTV) refers to the sum of the total price paid by travelers for air, hotel, rail, car rental and cruise bookings, including taxes and other charges applied by suppliers at point of sale, less cancellations and refunds.

Transaction Growth (Decline) represents year-over-year growth or decline as a percentage of the total number of transactions, including air, hotel, car rental, rail or other travel-related transactions, recorded at the time of booking and is calculated on a gross basis to include cancellations, refunds and exchanges. To calculate year-over-year growth or decline, Amex GBT compares the total number of transactions in the comparative previous period/year to the total number of transactions in the current period/year in percentage terms.

Transaction recovery represents the total number of transactions, including air, hotel, car rental, rail or other travel-related transactions, recorded at the time of booking and calculated on a gross basis to include cancellations, refunds and exchanges, in the current period as a percentage of the comparative period in 2019.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. Our non-GAAP financial measures are provided in addition to, and should not be considered as an alternative to, other performance or liquidity measure derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and you should not consider them either in isolation or as a substitute for analyzing our results as reported under GAAP. In addition, because not all companies use identical calculations, the presentations of our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Management believes that these non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance or liquidity across periods. In addition, we use EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses as performance measures as they are important metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment locations. We also use Free Cash Flow and Net Debt as indicators of our ability to generate cash to meet our liquidity needs and to assist our management in evaluating our financial flexibility, capital structure and leverage. These non-GAAP financial measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and/or to compare our performance and liquidity against that of other peer companies using similar measures.

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We define EBITDA as net (loss) income before interest income, interest expense, benefit from (provision for) income taxes and depreciation and amortization.

We define Adjusted EBITDA as net income (loss) before interest income, interest expense, loss on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, separation costs, non-cash equity-based compensation, long-term incentive plan costs, certain corporate costs, fair value movements on earnout and warrant liabilities, foreign currency gains (losses), non-service components of net periodic pension benefit (costs) and gains (losses) on disposal of businesses.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted Operating Expenses as total operating expenses excluding depreciation and amortization and costs that management believes are non-core to the underlying business of the Company, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, separation costs, non-cash equity-based compensation, long-term incentive plan costs and certain corporate costs.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are supplemental non-GAAP financial measures of operating performance that do not represent and should not be considered as alternatives to net (loss) income or total operating expenses, as determined under GAAP. In addition, these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP measures have limitations as analytical tools, and these measures should not be considered in isolation or as substitutes for analysis of the Company’s results or expenses as reported under GAAP. Some of these limitations are that these measures do not reflect:

•	changes in, or cash requirements for, our working capital needs or contractual commitments;
•	our interest expense, or the cash requirements to service interest or principal payments on our indebtedness;
•	our tax expense, or the cash requirements to pay our taxes;
•	recurring, non-cash expenses of depreciation and amortization of property and equipment and definite-lived intangible assets and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•	the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•	restructuring, mergers and acquisition and integration costs, all of which are intrinsic of our acquisitive business model; and
•	impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses should not be considered as measures of liquidity or measures determining discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We believe that the adjustments applied in presenting EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are appropriate to provide additional information to investors about certain material non-cash and other items that management believes are non-core to the underlying business of the Company.

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We use these measures as performance measures as they are important metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. These non-GAAP measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. We also believe that EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are helpful supplemental measures to assist potential investors and analysts in evaluating our operating results across reporting periods on a consistent basis.

We define Free Cash Flow as net cash from (used in) operating activities, less cash used for additions to property and equipment.

We believe Free Cash Flow is an important measure of our liquidity. This measure is a useful indicator of our ability to generate cash to meet our liquidity demands. We use this measure to conduct and evaluate our operating liquidity. We believe it typically presents an alternate measure of cash flows since purchases of property and equipment are a necessary component of our ongoing operations and it provides useful information regarding how cash provided by operating activities compares to the property and equipment investments required to maintain and grow our platform. We believe Free Cash Flow provides investors with an understanding of how assets are performing and measures management’s effectiveness in managing cash.

Free Cash Flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure has limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent cash flow for discretionary expenditures. This measure should not be considered as a measure of liquidity or cash flows from operations as determined under GAAP. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as alternative to net (loss) income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of liquidity.

We define Net Debt as total debt outstanding consisting of current and non-current portion of long-term debt (defined as debt (excluding lease liabilities) with original contractual maturity dates of one year or greater), net of unamortized debt discount and unamortized debt issuance costs, minus cash and cash equivalents.

Net Debt is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure is not a measurement of our indebtedness as determined under GAAP and should not be considered in isolation or as alternative to assess our total debt or any other measures derived in accordance with GAAP or as an alternative to total debt. Management uses Net Debt to review our overall liquidity, financial flexibility, capital structure and leverage. Further, we believe that certain debt rating agencies, creditors and credit analysts monitor our Net Debt as part of their assessment of our business.

Pro Forma Financial Information

This press release includes certain pro forma financial information. The pro forma adjustments assume that the Company acquired Egencia, Ovation and DER as of January 1, 2019 and include a constant currency adjustment. The pro forma financial information is unaudited and is presented for illustrative purposes only (and not for purposes of Article 11 of Regulation S-X) and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor is it indicative of future operating results. The pro forma financial information is based on certain assumptions which may or may not be realized, including as a result of risks and other factors discussed in the section entitled “Forward-Looking Statements” below and the risk factors in the Company’s SEC filings.

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Tabular Reconciliations for Non-GAAP Measures

Reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,
($ in millions)	2022	2021
Net loss	$(73)	$(106)
Interest expense	26	13
Benefit from income taxes	(10)	(31)
Depreciation and amortization	45	34
EBITDA	(12)	(90)
Restructuring(a)	(2)	4
Integration costs(b)	8	4
Mergers and acquisitions(c)	19	2
Equity-based compensation(d)	15	—
Fair value movements on earnout and warrants derivative liabilities(e)	6	—
Other adjustments, net(f)	7	5
Adjusted EBITDA	$41	$(75)

Reconciliation of total operating expenses to Adjusted Operating Expenses:

	Three Months Ended September 30,
($ in millions)	2022	2021
Total operating expenses	$533	$321
Adjustments:
Depreciation and amortization	(45)	(34)
Restructuring(a)	2	(4)
Integration costs(b)	(8)	(4)
Mergers and acquisitions(c)	(19)	(2)
Equity-based compensation(d)	(15)	—
Other adjustments, net(f)	(2)	(5)
Adjusted Operating Expenses	$446	$272

a)	Represents severance and related expenses due to restructuring activities.
b)	Represents expenses related to the integration of businesses acquired.
c)	Represents expenses related to business acquisitions, including potential business acquisitions, and includes pre-acquisition due diligence and related activities costs. The three months ended September 30, 2022 includes a charge of $19 million for a loss contingency in relation to a contingent event that existed as of the Egencia acquisition date.
d)	Represents non-cash equity-based compensation expense related to the GBTG/GBT JerseyCo equity compensation plans.
e)	Represents fair value movements on earnout and warrant liabilities during the periods.
f)	Adjusted Operating Expenses excludes (i) long-term incentive plan expense of $(3) million and $3 million for the three months ended September 30, 2022 and 2021, respectively, and (ii) litigation and professional services costs of $5 million and $2 million for the three months ended September 30, 2022 and 2021, respectively. Adjusted EBITDA additionally excludes (i) unrealized foreign exchange losses (gains) of $7 million and $2 million for the three months ended September 30, 2022 and 2021, respectively, and (ii) non-service component of our net periodic pension benefit related to our defined benefit pension plans of $2 million for each of the three months ended September 30, 2022 and 2021.

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Reconciliation of net cash used in operating activities to Free Cash Flow:

	Three Months Ended September 30,
($ in millions)	2022	2021
Net cash used in operating activities	$(81)	$(107)
Less: Purchase of property and equipment	(31)	(10)
Free Cash Flow	$(112)	$(117)

Reconciliation of Net Debt:

	As of
($ in millions)	September 30, 2022	December 31, 2021
Senior Secured Credit Agreement
Principal amount of senior secured initial term loans (Maturity – August 2025)(1)	$240	$242
Principal amount of senior secured tranche B-3 term loans (Maturity – December 2026)(2)	1,000	800
	1,240	1,042
Less: Unamortized debt discount and debt issuance costs	(19)	(19)
Total debt, net of unamortized debt discount and debt issuance costs	1,221	1,023
Less: Cash and cash equivalents	(312)	(516)
Net Debt	$909	$507

1)	Stated interest rate of LIBOR + 2.50% as of September 30, 2022 and December 31, 2021.
2)	Stated interest rate of LIBOR + 6.50% (with a LIBOR floor of 1.00%) as of September 30, 2022 and December 31, 2021.

Reconciliation of Revenue Recovery vs. Pro Forma 2019:

($ in millions)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2019
Revenue	$488	$507
Egencia, Ovation & DER revenue	—	166
Foreign exchange at constant currency	—	7
Pro Forma Revenue	$488	$680

Revenue Recovery vs. Pro Forma 2019	72%

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Reconciliation of Pro Forma Revenue, Pro Forma Adjusted EBITDA and Adjusted EBITDA Fall-Through on Year-over-Year Revenue Growth Versus 2021 Pro Forma:

		Three Months Ended September 30, 2021
	Three Months Ended September 30, 2022	Amex GBT	Egencia	Pro Forma	YOY Growth
Revenue	$488	$197	$46	$243	$245

Net loss	(73)	(106)	(60)	(166)	93
Interest expense	26	13	—	13	13
Benefit from income taxes	(10)	(31)	(4)	(35)	25
Depreciation and amortization	45	34	11	45	—
Restructuring	(2)	4	8	12	(14)
Integration costs	8	4	—	4	4
Mergers and acquisitions	19	2	—	2	17
Equity-based compensation	15	—	—	—	15
Fair value movements on earnout and warrants derivative liabilities	6	—	—	—	6
Other adjustments, net	7	5	(2)	3	4
Adjusted EBITDA	$41	$(75)	$(47)	$(122)	$163

Adjusted EBITDA Fall-Through					67%

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us and not guarantees of future performance, conditions or results. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those expressed or implied by the forward-looking statements.

The forward-looking statements contained in this communication are subject to a number of important factors that may affect actual results or outcomes including, among others: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on market opportunities, (2) our ability to achieve cost savings plans, (3) our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors in existing and new markets and offerings, (4) various conflicts of interest that could arise among us, affiliates and investors, (5) our success in retaining or recruiting, or changes required in, our officers, key employees or directors, (6) intense competition and competitive pressures from other companies in the industry in which we operate, (7) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control, (8) the impact of the COVID-19 pandemic, Russia’s invasion of Ukraine, changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally, (9) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs, (10) the effect of a prolonged or substantial decrease in global travel on the global travel industry, (11) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in person business meetings and demand for travel and our services), (12) the effect of legal, tax and regulatory changes and (13) other factors described in the Company’s SEC filings, including the Registration Statement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Disclaimer

An investment in Global Business Travel Group, Inc. is not an investment in American Express. American Express shall not be responsible in any manner whatsoever for, and in respect of, the statements herein, all of which are made solely by Global Business Travel Group, Inc.

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